UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2018
Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On November 5, 2018, IPG Photonics Corporation (the “Company”) issued a press release announcing it entered into a definitive agreement to acquire Genesis Systems Group, LLC, headquartered in Davenport, Iowa. Genesis Systems Group is a leader in robotic systems integration, specializing in factory automation with robots for welding, cutting, non-destructive inspection, adhesive application, material removal, material handling, and machine tending. Formed in 1983, Genesis Systems Group’s major customers are in the transportation, aviation, space and defense industries as well as in general manufacturing. The purchase price for the transaction is approximately $115 million, subject to adjustment, and will be payable in cash. Subject to the completion of customary conditions, including regulatory approval, the acquisition is expected to close during the fourth quarter of 2018.
The press release relating to the acquisition of Genesis Systems Group is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished under Item 7.01 (Regulation FD Disclosure) of Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

99.1	Press Release issued by IPG Photonics Corporation on November 5, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

November 5, 2018	By:	/s/ Timothy P.V. Mammen
Timothy P.V. Mammen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued by IPG Photonics Corporation on November 5, 2018